Exhibit 99.8

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2022

LMF ACQUISITION OPPORTUNITIES, INC.
1200 W PLATT, SUITE 100
TAMPA, FL 33606

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88112-[TBD]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LMF ACQUISITION OPPORTUNITIES, INC.

The Board of Directors recommends you vote FOR Proposals 1 through 8.

		For All	Withhold All	For All Except
7.	**Director Election Proposal** – To consider and vote upon a Proposal to elect seven (7) directors as set forth below to serve staggered terms on the Board until the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal. The proposed directors under the Director Election Proposal are:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class I Nominees:	Class II Nominees:	Class III Nominees:
01) Andres Lobo	03) Bruce Rodgers	06) Eric Schlorff
02) Rick Barnett	04) Richard Russell	07) Kenneth Van Heel
	05) Allan Collins	

		For	Against	Abstain
1.	**Business Combination Proposal** – To consider and vote upon a Proposal to approve the transactions contemplated under the Merger Agreement, dated as of April 21, 2022, by and among LMAO, LMF Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LMAO and SeaStar Medical, Inc., a Delaware corporation, a copy of which is attached to the proxy statement/prospectus as Annex A.	☐	☐	☐
2.	**Charter Approval Proposal** – To consider and vote upon a Proposal to approve the Second Amended and Restated Certificate of Incorporation of LMAO, a copy of which is attached to the proxy statement/prospectus as Annex B.	☐	☐	☐
3.	**The Governance Proposals** – To consider and vote upon, on a non-binding advisory basis, four separate governance proposals relating to the following material differences between the Existing Charter and the Proposed Charter.			
3a.	**Governance Proposal 3A** – To (i) reclassify LMAO's existing 100,000,000 authorized shares of Class A Common Stock into 100,000,000 authorized shares of Common Stock (after giving effect to the conversion of each outstanding share of Class B Common Stock to Class A Common Stock under the terms of LMAO's current certificate of incorporation) and (ii) increase the number of shares of preferred stock LMAO is authorized to issue from 1,000,000 shares to 10,000,000 shares.	☐	☐	☐
3b.	**Governance Proposal 3B** – To change the classification of the Board from two classes of directors with staggered two-year terms to three classes of directors with staggered three-year terms.	☐	☐	☐
3c.	**Governance Proposal 3C** – To require the vote of at least two-thirds (66 and 2/3%) of the outstanding shares of capital stock, voting together as a single class, rather than a simple majority, to remove a director from office.	☐	☐	☐
3d.	**Governance Proposal 3D** – To remove certain provisions related to LMAO's status as a special purpose acquisition company that will no longer be relevant following the Business Combination.	☐	☐	☐
4.	**Stock Plan Proposal** – To consider and vote upon a Proposal to approve the LMF Acquisition Opportunities, Inc. 2022 Omnibus Incentive Plan, a copy of which is to be attached to the proxy statement/prospectus as Annex D.	☐	☐	☐
5.	**ESPP Proposal** – To consider and vote upon a Proposal to approve the LMF Acquisition Opportunities, Inc. 2022 Employee Stock Purchase Plan, a copy of which is to be attached to the proxy statement/prospectus as Annex E.	☐	☐	☐
6.	**Nasdaq Proposal** - To consider and vote upon a Proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of Common Stock and securities convertible into or exercisable for Common Stock in the Business Combination, the PIPE Investment, and the Common Stock Investment.	☐	☐	☐
8.	**Adjournment Proposal** – To consider and vote upon a Proposal to approve the adjournment of the meeting by the chairman thereof to a later date, if necessary.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com D88113-[TBD] LMF ACQUISITION OPPORTUNITIES, INC. Special Meeting of Stockholders [TBD] PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Bruce M. Rodgers and Richard Russell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LMF ACQUISITION OPPORTUNITIES, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [TBD] p.m., Eastern Time on [TBD] at [TBD], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side